                                                                    Exhibit b-1


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth unaudited pro forma consolidated financial data for the Registrant for the year ended December 31, 1995 illustrating the estimated effects of (i) the Registrant's purchase on September 30, 1995 of the 50% of the capital stock of City Mortgage Corporation Limited ("CSC-UK") which was not previously owned by the Registrant (the "UK Acquisition") as if it had occurred on May 2, 1995, the date CSC-UK commenced operations, (ii) the J&J Acquisition as if it had occurred as of January 1, 1995 and (iii) the Heritable Acquisition as if it had occurred as of January 1, 1995. The unaudited pro forma consolidated financial data have been prepared using the purchase method of accounting, whereby the total costs of the UK Acquisition, the J&J Acquisition and the Heritable Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the UK Acquisition, J&J Acquisition and the Heritable Acquisition, respectively. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations or financial position of the Company would have actually been if the UK Acquisition, the J&J Acquisition and the Heritable Acquisition had in fact occurred on such dates or to project the results of operations or financial position of the Company for any future date or period.

                                                    FOR THE YEAR ENDED DECEMBER 31, 1995
                                      -----------------------------------------------------------------
                                                            PRO FORMA ADJUSTMENTS
                                                     -----------------------------------
                                      HISTORICAL     CSC-UK         J&J        HERITABLE      PRO FORMA
                                      ----------     -------      -------      ---------      ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Gain on sale of loans...........     $  38,198          --      $13,045(1)    $ 15,654(2)    $66,897
  Mortgage origination income.....         2,963          --           --          4,530(3)      7,493
  Interest income.................         6,706          --        1,435(4)       7,884(5)     16,025
  Servicing income................           777          --           --             --           777
  Earnings from partnership
     interest.....................           482          --           --             --           482
  Other...........................           385          --          279(6)          --           664
                                         -------     -------      -------        -------       -------
          Total revenues..........        49,511          --       14,759         28,068        92,338
                                         -------     -------      -------        -------       -------
EXPENSES
  Salaries and employee
     benefits.....................        12,165          39(7)     1,926(8)       4,292(9)     18,422
  Interest expense................         4,610          --        1,182(10)      2,923(11)     8,715
  Selling expenses................         2,895          --        1,491(6)       4,456(3)      8,842
  Other operating expenses........         6,582          --        2,531(6)       2,455(3)     11,568
  Amortization of goodwill........           494         819(12)    1,920(13)      4,120(14)     7,353
                                         -------     -------      -------        -------       -------
          Total expenses..........        26,746         858        9,050         18,246        54,900
                                         -------     -------      -------        -------       -------
  Earnings before minority
     interest, income taxes and
     extraordinary item...........        22,765        (858)       5,709          9,822        37,438
  Minority interest...............         2,379      (2,379)(15)      --             --            --
                                         -------     -------      -------        -------       -------
  Earnings before income taxes and
     extraordinary item...........        20,386       1,521        5,709          9,822        37,438
  Provision for income taxes......         8,515         631(16)    2,369(16)      4,076(16)    15,591
                                         -------     -------      -------        -------       -------
  Earnings before extraordinary
     item.........................        11,871         890        3,340          5,746        21,847
  Extraordinary item..............          (296)         --           --             --          (296)
                                         -------     -------      -------        -------       -------
Net earnings......................     $  11,575     $   890      $ 3,340       $  5,746       $21,551
                                         =======     =======      =======        =======       =======
Earnings per share before
  extraordinary item..............     $    0.50         N/A          N/A            N/A       $  0.84
Extraordinary item (per share)....         (0.01)        N/A          N/A            N/A         (0.01)
                                         -------     -------      -------        -------       -------
Primary earnings per share........     $    0.49         N/A          N/A            N/A       $  0.83
                                         =======     =======      =======        =======       =======
Weighted average shares
  outstanding.....................        23,838       1,500(17)      548(18)         99(19)    25,985
                                         =======     =======      =======        =======       =======
Supplemental earnings per
  share(20).......................                                                             $  0.80
                                                                                               =======
Supplemental weighted average
  shares outstanding(21)..........                                                              27,396
                                                                                               =======

Notes to Unaudited Pro Forma Financial Statements for the year ended December 31, 1995

 (1) Reflects gain on sale of approximately $19.6 million from the sale of approximately $46.7 million of loans acquired as a result of the J&J Acquisition as if such loans were sold under the mortgage loan repurchase facility CSC-UK had with Greenwich prior to March 31, 1996 (the "Old Greenwich Facility") with a participation by Greenwich in such gain of 33%. Pro forma gain on sale gives effect to the sale of all of J&J's loan portfolio outstanding as of December 31, 1995 and not J&J's mortgage loan production for 1995. As a result, the Company's gain on sale for such J&J loans in 1995 may not be indicative of the gain on sale J&J would have had for 1995 or for J&J's future loan originations.

 (2) Reflects gain on sale of approximately $23.5 million from the sale of approximately $124.9 million of loans acquired as a result of the Heritable Acquisition as if such loans were sold under the Old Greenwich Facility with a participation by Greenwich in such gain of 33%. Pro forma gain on sale gives effect to the sale of such portion of Heritable's loan portfolio and not Heritable's mortgage loan production for 1995. As a result, the Company's gain on sale for such Heritable loans in 1995 may not be indicative of the gain on sale Heritable would have had for 1995 or for Heritable's future loan originations.

 (3) Reflects the 1995 historical operating results for Heritable.

 (4) Reflects the accretion of interest related to the mortgage servicing receivables associated with the sale of loans acquired as a result of the J&J Acquisition.

 (5) Reflects the accretion of interest of $1.7 million related to the mortgage servicing receivables associated with the sale of loans acquired as a result of the Heritable Acquisition, and interest income of $6.2 million on the remaining loan portfolio.

 (6) Reflects the 1995 historical operating results for J&J.

 (7) Reflects additional bonus expense resulting from the increased pre-tax profits related to the pro forma effect of the UK Acquisition on May 2, 1995.

 (8) Reflects historical J&J expense and the additional bonus expense resulting from the increased pre-tax profits related to the pro forma effect of the J&J Acquisition occurring on January 1, 1995.

 (9) Reflects historical Heritable expense and the additional bonus expense resulting from the increased pre-tax profits related to the pro forma effect of the Heritable Acquisition occurring on January 1, 1995.

(10) Reflects interest expense on the remaining average debt balance after the application of the proceeds of the assumed sale of loans on January 1, 1995 to pay down warehouse debt.

(11) Reflects interest expense related to the assumed warehouse debt supporting Heritable's remaining loan portfolio.

(12) Reflects the amortization of the $19.7 million of goodwill for the period May 2, 1995 through September 30, 1995 recognized as a result of the UK Acquisition using the straight-line method over a 10-year period. The Company acquired the 50% interest in CSC-UK not then owned by the Company through the issuance to the three other shareholders of an aggregate of 3.6 million shares of the Company's Common Stock valued at $21.6 million. In addition to the goodwill, the Company acquired assets of $9.0 million, consisting primarily of mortgage servicing receivables, and assumed liabilities of $4.1 million.

(13) Reflects the amortization of the $19.2 million of goodwill recognized as a result of the J&J Acquisition using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding stock of J&J for L15.0 million ($22.7 million) and 548,000 shares of the Company's Common Stock valued at $9.8 million. In addition to the goodwill, the Company acquired assets of $53.8 million, consisting primarily of mortgage loans held for sale, and assumed liabilities of $38.8 million.

(14) Reflects the amortization of the $41.2 million of goodwill recognized as a result of the Heritable Acquisition using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding stock of Heritable for approximately $66.0 million, including 99,362 shares of the Company's Common

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

     Stock valued at $2.5 million. In addition to the goodwill, the Company acquired assets of $221.2 million, consisting primarily of mortgage loans held for sale, and assumed liabilities of $193.2 million.

(15) Reflects adjustment related to elimination of the 50% equity earnings for the period prior to the UK Acquisition.

(16) Reflects tax impact of the pro forma adjustments recorded at a 41.5% effective rate.

(17) Reflects the adjustment (for the partial year from May 2, 1995 through September 30, 1995) of the 3.6 million shares of Common Stock issued in the UK Acquisition as if those shares were issued and outstanding for the entire period from May 2, 1995 through December 31, 1995.

(18) Reflects the impact of the 548,000 shares of Common Stock issued in the J&J Acquisition remaining outstanding for the entire year ended December 31, 1995.

(19) Reflects the impact of the 99,362 shares of Common Stock issued in the Heritable Acquisition remaining outstanding for the entire year ended December 31, 1995.

(20) Gives effect to the application of a portion of the net proceeds of the December 1995 public offering to repay outstanding debt at the time of such offering as if such application occurred on January 1, 1995, resulting in a net increase of $464,000 in net earnings due to a reduction in interest expense.

(21) Gives effect to the inclusion of 1,411,200 shares of Common Stock at $8.37 per share net to the Company to repay the outstanding debt as discussed in
     Note 20 above.

     The following tables set forth unaudited pro forma consolidated financial data for the Registrant for the six months ended June 30, 1996 illustrating the estimated effects of (i) the J&J Acquisition as if it had occurred as of January 1, 1995 and (ii) the Heritable Acquisition as if it had occurred as of January 1, 1995. The results of operations of J&J and Heritable are included in the Company's historical results from April 23, 1996 and June 14, 1996, respectively, the dates of their respective acquisitions. The unaudited pro forma consolidated financial data have been prepared using the purchase method of accounting, whereby the total costs of the J&J Acquisition and the Heritable Acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the J&J Acquisition and the Heritable Acquisition, respectively. The unaudited pro forma consolidated financial data do not purport to represent what the results of operations or financial position of the Company would have actually been if the J&J Acquisition and the Heritable Acquisition had in fact occurred on such date or to project the results of operations or financial position of the Company for any future date or period.

                                                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                            ---------------------------------------------------------
                                                              PRO FORMA ADJUSTMENTS
                                                             ------------------------
                                            HISTORICAL         J&J          HERITABLE       PRO FORMA
                                            ----------       --------       ---------       ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES
  Gain on sale of loans...................   $ 104,237       $(19,567)(1)   $ (23,488)(2)   $  61,182
  Mortgage origination income.............       2,192             --           1,650(3)        3,842
  Interest income.........................       9,478           (376)(4)       2,650(5)       11,752
  Servicing income........................       1,356             --              --           1,356
  Earnings from partnership interest......         260             --              --             260
  Other...................................         636            134(6)           --             770
                                              --------       --------        --------        --------
          Total revenues..................     118,159        (19,809)        (19,188)         79,162
EXPENSES
  Salaries and employee benefits..........      20,653           (429)(7)       1,877(8)       22,101
  Interest expense........................       6,382            483(9)        1,340(10)       8,205
  Selling expenses........................       4,375            753(6)        1,760(3)        6,888
  Other operating expenses................       9,807            975(6)          317(3)       11,099
  Amortization of goodwill................       1,527            600(11)       1,888(12)       4,015
                                              --------       --------        --------        --------
          Total expenses..................      42,744          2,382           7,182          52,308
                                              --------       --------        --------        --------
  Earnings before income taxes............      75,415        (22,191)        (26,370)         26,854
  Provision for income taxes..............      31,297         (9,209)(13)    (10,944)(13)     11,144
                                              --------       --------        --------        --------
Net earnings..............................   $  44,118       $(12,982)      $ (15,426)      $  15,710
                                              ========       ========        ========        ========
Earnings per share:
  Primary.................................   $    1.46            N/A             N/A       $    0.51
                                              ========       ========        ========        ========
  Fully diluted...........................   $    1.41            N/A             N/A       $    0.51
                                              ========       ========        ========        ========
Weighted average shares outstanding:
  Primary.................................      30,152            548(14)          99(15)      30,799
                                              ========       ========        ========        ========
  Fully diluted...........................      31,941            548(14)          99(15)      32,588
                                              ========       ========        ========        ========
Supplemental earnings per share(16).......                                                  $    0.51
                                                                                             ========
Supplemental weighted average shares
  outstanding(17).........................                                                     31,625
                                                                                             ========

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

Notes to Unaudited Pro Forma Financial Statements for the six months ended June 30, 1996

 (1) Reflects an adjustment to the gain on sale on approximately $46.7 million of J&J loans that, for pro forma purposes, are shown as sold in fiscal 1995.

 (2) Reflects an adjustment to the gain on sale on approximately $124.9 million of Heritable loans, that, for pro forma purposes, are shown as sold in fiscal 1995.

 (3) Reflects historical results for the period January 1, 1996 to June 14, 1996 for Heritable.

 (4) Reflects reduced interest accreted as a result of lower mortgage servicing receivables recorded under the Old Greenwich Facility for J&J loans that, for pro forma purposes, are shown as sold in fiscal 1995.

 (5) Reflects reduced interest accreted as a result of lower mortgage servicing receivables recorded under the Old Greenwich Facility for Heritable loans that, for pro forma purposes, are shown as sold in fiscal 1995, offset by interest income on loans acquired in the Heritable Acquisition but not sold.

 (6) Reflects historical results for the period January 1, 1996 to April 23, 1996 for J&J.

 (7) Reflects historical J&J expense for the period January 1, 1996 to April 23, 1996 adjusted for the reduction in bonus expense resulting from lower pro forma pre-tax earnings for the six month period ended June 30, 1996.

 (8) Reflects historical Heritable expense for the period January 1, 1996 to June 14, 1996 adjusted for the reduction in bonus expense resulting from lower pro forma pre-tax earnings for the six month period ended June 30, 1996.

 (9) Reflects interest expense on the average debt balance on warehouse debt plus advances under the Old Greenwich Facility related to the J&J loans.

(10) Reflects interest expense on the average debt balance on warehouse debt plus advances under the Old Greenwich Facility related to the Heritable loans.

(11) Reflects amortization of the $19.2 million of goodwill recognized as a result of the J&J Acquisition for the period January 1, 1996 to April 23, 1996 using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding stock of J&J for L15.0 million ($22.7 million) and 548,000 shares of the Company's Common Stock valued at $9.8 million. In addition to the goodwill, the Company acquired assets of $53.8 million, consisting primarily of mortgage loans held for sale, and assumed liabilities of $38.8 million.

(12) Reflects amortization of the $41.2 million of goodwill recognized as a result of the Heritable Acquisition for the period January 1, 1996 to June 14, 1996 using the straight-line method over a 10-year period. CSC-UK acquired all the outstanding stock of Heritable for approximately $66.0 million, including 99,362 shares of the Company's Common Stock valued at $2.5 million. In addition to the goodwill, the Company acquired assets of $221.2 million, consisting primarily of mortgage loans held for sale, and assumed liabilities of $193.2 million.

(13) Reflects tax impact of the pro forma adjustments recorded at a 41.5% effective rate.

(14) Reflects the impact of the 548,000 shares of Common Stock issued in the J&J Acquisition remaining outstanding for the six month period ended June 30, 1996.

(15) Reflects the impact of the 99,362 shares of Common Stock issued in the Heritable Acquisition remaining outstanding for the six month period ended June 30, 1996.

(16) Gives effect to the application of a portion of the net proceeds to be received by the Company from the Offering to repay outstanding debt at the time of the Offering as if such application had occurred on January 1, 1995, resulting in a net increase of $433,000 in net earnings due to a reduction in interest expense.

(17) Gives effect to the inclusion of 825,500 shares of Common Stock at $31.53 per share net to the Company to repay the outstanding debt as discussed in
     Note 16 above.

                                       5